Exhibit 10.41

SUPPLEMENT NO. 3 TO THE SECURITY AGREEMENT

This SUPPLEMENT NO. 3 dated as of December 7, 2010 (this “Supplement”), is delivered in connection with (a) the Security Agreement dated as of April 30, 2010 (as amended, amended and restated, supplemented, extended,  or otherwise modified from time to time, the “Security Agreement”), among Global Geophysical Services, Inc., a Delaware corporation (the “Borrower”), certain subsidiaries of the Borrower (such subsidiaries together with the Borrower, the “Debtors”) and Bank of America, N.A. (“Bank of America”), as administrative agent (in such capacity, the “Administrative Agent”) for the benefit of the holders of the Secured Obligations (as defined therein) and (b) the Guaranty dated as of April 30, 2010 (as amended, amended and restated, supplemented, extended,  or otherwise modified from time to time, the “Guaranty”) made by the Debtors other than the Borrower (the “Guarantors”) for the benefit of the Administrative Agent and the Lenders.

A             Reference is made to the Credit Agreement dated as of April 30, 2010 (as amended, amended and restated, supplemented, extended, or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent and others.  Pursuant to the Guaranty, the Guarantors have agreed to guarantee, among other things, the full payment and performance of all of the Borrower’s obligations under the Credit Agreement.

B.            The Debtors have entered into the Security Agreement and the Guarantors have entered into the Guaranty as a condition precedent to the effectiveness of the Credit Agreement.  Section 7.12 of the Security Agreement and Section 18 of the Guaranty provide that additional Subsidiaries of the Borrower may become Debtors under the Security Agreement and Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Debtor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Debtor under the Security Agreement and a Guarantor under the Guaranty.

C.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement, the Guaranty, and the Credit Agreement.

Accordingly, the Administrative Agent and the New Debtor agree as follows:

SECTION 1.           In accordance with Section 7.12 of the Security Agreement, the New Debtor by its signature below becomes a Debtor under the Security Agreement with the same force and effect as if originally named therein as a Debtor, and the New Debtor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Debtor thereunder and (b) represents and warrants that the representations and warranties made by it as a Debtor thereunder are true and correct on and as of the date hereof.  The Schedules to the Security Agreement are hereby supplemented by the Schedules attached hereto with respect to the New Debtor.  In furtherance of the foregoing, the New Debtor, as security for the payment and performance in full of the Secured Obligations (as defined in the Security Agreement), does hereby create and grant to the Administrative Agent, for the benefit of the holders of the Secured Obligations, a security interest in and lien on all of the New Debtor’s right, title and interest in and to the Collateral of the New Debtor.  Each reference to a “Debtor” in the Security Agreement shall be deemed to include the New Debtor.

SECTION 2.           In accordance with Section 18 of the Guaranty, the New Debtor by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor, and the New Debtor hereby (a) agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof.  Each reference to a “Guarantor” in the Guaranty shall be deemed to include the New Debtor.

SECTION 3.           The New Debtor represents and warrants to the Administrative Agent that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 4.           This Supplement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 5.           Except as expressly supplemented hereby, the Security Agreement and the Guaranty shall remain in full force and effect.

SECTION 6.           THIS SUPPLEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.           All communications and notices to the New Debtor under the Security Agreement or the Guaranty shall be in writing and given as provided in Section 7.2 of the Security Agreement to the address for the New Debtor set forth under its signature below.

SECTION 8.           The New Debtor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

[Signature page follows]

IN WITNESS WHEREOF, the New Debtor and the Administrative Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

AUTOSEIS DEVELOPMENT COMPANY
a Texas corporation

By:	/s/ P. Mathew Verghese

Name: P. Mathew Verghese
Title: Senior VP and Chief Financial Officer
Address: 13927 S. Gessner Rd.
Missouri City, TX 77489

[Signatures continue on next page]

Signature page to Supplement No. 3 to the Security Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Antonikia L. Thomas

Name: Antonikia L. Thomas
Title: Assistant Vice President
Address: 901 Main Street
Dallas, TX 75202
Mail Code: TX1-492-14-11

Signature page to Supplement No. 3 to the Security Agreement